UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2005

QUICKSILVER RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300

Fort Worth, Texas 76104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2005, the Board of Directors of Quicksilver approved an increase in the annual fee payable to each of Quicksilver’s non-employee directors to $120,000 per year, subject to the Board’s subsequent consideration and approval of related amendments to the Quicksilver Resources Inc. 2004 Non-Employee Director Stock Option Plan (the “2004 Plan”). On April 7, 2005, the Board approved the contemplated amendments to the 2004 Plan, subject to the approval thereof by Quicksilver’s’ stockholders at Quicksilver’s 2005 Annual Meeting. As discussed below, the form in which the fee will be paid depends upon whether the stockholders approve the amendments to the 2004 Plan.

If the stockholders approve the amendments to the 2004 Plan, in 2005, the non-employee directors will be paid $35,000 of the fee in options under the 2004 Plan, $25,000 of the fee in restricted stock under the 2004 Plan and $60,000 of the fee in cash (subject to elections by non-employee directors made in 2004 to receive a portion thereof in options under the 2004 Plan). Beginning 2006, the non-employee directors will be paid $60,000 of the fee in restricted stock under the 2004 Plan and $60,000 of the fee in cash (or, at the election of the non-employee directors, in restricted stock or options under the 2004 Plan).

If the stockholders do not approve the amendments to the 2004 Plan, each non-employee director will be paid $35,000 of the fee in options under the 2004 Plan, $35,000 of the fee in cash (subject to the elections by non-employee directors in 2004 to receive a portion thereof in options under the 2004 Plan) and the balance of each non-employee director’s annual fee of $120,000 in cash or other consideration outside of the 2004 Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Bill Lamkin
Bill Lamkin
Executive Vice President and
Chief Financial Officer

Date: April 13, 2005

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